Exhibit 99.1

Stanley Black & Decker Reports 2Q 2025 Results

DEWALT Delivered Topline Growth Due to Relatively Resilient Professional Demand

Continued Cost Discipline and Price Measures Partially Mitigated External Pressures and Helped Protect Profitability

Expect Incremental Tariff Countermeasures in the Second Half of 2025 to Support Gross Margin Accretion

New Britain, Connecticut, July 29, 2025 … Stanley Black & Decker (NYSE: SWK), a worldwide leader in tools and outdoor, today announced second quarter 2025 financial results.

•Second Quarter Revenues of $3.9 Billion, Down 2% Versus Prior Year due to a Slow Outdoor Buying Season and Tariff-Related Shipment Disruptions
•Second Quarter Gross Margin Was 27.0% and Second Quarter Adjusted Gross Margin* Was 27.5%
•Second Quarter EPS Was $0.67 and Adjusted EPS* Was $1.08 Inclusive of a Tax Rate Benefit
•Second Quarter Cash From Operating Activities Was $214 Million; Free Cash Flow* Was $135 Million
•Management Will Provide More Details Regarding Its Current 2025 Planning Assumptions and Scenario Planning on Today’s Earnings Call

Donald Allan, Jr., Stanley Black & Decker's President & CEO, commented, “We delivered a solid second quarter amid the dynamic operating environment with the continued growth of our professional DEWALT brand. With our supply chain transformation on track to completion in 2025, we are positioning the Company to embark on the next chapter of delivering sustainable growth and long term shareholder returns. Stanley Black & Decker is built on the strength of our people, iconic brands and a powerful innovation engine – attributes that transcend external market conditions.”

Christopher J. Nelson, Chief Operating Officer and Executive Vice President and President of Tools & Outdoor added, “The organization is executing a robust plan designed to mitigate tariffs and is prioritizing adjustments to its supply chain that leverage the strength of our North American footprint while optimizing our overseas supply chain inputs for the U.S. market.

“We are focused on consistent execution of our strategy and our top priorities remain clear: accelerating our growth culture, generating cash and strengthening
*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
our balance sheet, and completing our transformation to drive long term margin expansion. As I prepare to step into my new role as CEO, I am energized by the opportunity to partner with our customers to serve our end users, and to achieve the amazing potential for our brands and innovation in the marketplace.”

Second Quarter 2025 Key Points:

•Net sales were $3.9 billion, down 2% versus prior year as volume (-4%) was partially offset by price (+1%) and currency (+1%).

•Gross margin was 27.0%, down 140 basis points versus the prior year rate. Adjusted gross margin* was 27.5%, down 170 basis points versus the prior year. The year-over-year changes for gross margin and adjusted gross margin were primarily due to a 3-point gross impact from tariffs and lower volume partially offset by the supply chain transformation efficiencies and the initial benefits from our second quarter price increase.

•SG&A expenses were 22.1% of sales versus 20.6% in the prior year. Excluding charges, adjusted SG&A expenses* were 20.8% of sales, up versus 19.9% in the prior year. The year-over-year change in SG&A as a percent of sales and adjusted SG&A as a percent of sales was driven by growth investments, which were partially offset by cost control.

•The tax rate was a net benefit for the quarter due to a favorable effective settlement of audit.

•Net earnings were 2.6% of sales versus net loss from continuing operations of (0.5%) of sales in the prior year. Second quarter EBITDA* as a percent of sales was 6.0% versus 5.3% in the prior year. Second quarter adjusted EBITDA* was 8.1% of sales versus 10.7% of sales in the prior year.

2Q’25 Segment Results

($ in M)
	Sales	Segment Profit	Charges[1]	Adjusted Segment Profit*	Segment Margin	Adjusted Segment Margin*
Tools & Outdoor	$3,461	$238.1	$38.4	$276.5	6.9%	8.0%

Engineered Fastening[2]	$484	$35.0	$17.3	$52.3	7.2%	10.8%
1 See Non-GAAP Adjustments On Page 4
2 Formerly known as "Industrial". Refer to page 12 for further information.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
•Tools & Outdoor net sales were down (-2%) versus second quarter 2024, as volume (-5%) was partially offset by price (+2%) and currency (+1%). Organic revenue* was down (-3%), largely due to a slow outdoor buying season and tariff-related shipment disruptions that were partially offset by price and continued DEWALT professional growth. Regional total revenue growth was: North America (-4%), Europe (+5%) and rest of world (-2%). Regional organic revenues* were: North America (-4%), Europe (-1%) and rest of world (+1%). The Tools & Outdoor segment margin was 6.9%, down 210 basis points versus prior year rate of 9.0%. Adjusted segment margin* was 8.0%, down 240 basis points versus the prior year rate of 10.4%. The year-over-year change in both segment margin and adjusted segment margin was primarily due to the impact from tariffs, lower volume, and investments in growth initiatives, partially offset by the supply chain transformation efficiencies, price and cost control.

•Engineered Fastening net sales were down (-2%) versus second quarter 2024 as volume (-2%) and a product line transfer to Tools & Outdoor (-3%) was partially offset by price (+1%) and currency (+2%). Organic revenues* were down (-1%), as strength in aerospace was more than offset by declines in industrial and automotive. The Engineered Fastening segment margin was 7.2% versus the prior year rate of 13.5%. Adjusted segment margin* was 10.8% versus the prior year rate of 13.5%. The year-over-year change in segment margin and adjusted segment margin was primarily due to lower volume in higher margin automotive.

Global Cost Reduction Program Supporting Gross Margin Expansion
The Company continued executing a series of initiatives that are expected to generate $2 billion of pre-tax run-rate cost savings by the end of 2025 and support its 35%+ long term adjusted gross margin* target. The Global Cost Reduction Program generated approximately $150 million of incremental pre-tax run-rate cost savings in the second quarter 2025. Since the inception of the program in mid-2022, it has generated approximately $1.8 billion in pre-tax run-rate cost savings.

2025 Planning Assumptions
Patrick D. Hallinan, Executive Vice President and CFO, commented, "In the first half of 2025 we remained focused on meeting the needs of our end users, while responding decisively to external forces with operational and supply chain adjustments. We are planning for a range of possible outcomes in 2025 and remaining nimble as we closely monitor the demand environment and judiciously pursue tariff mitigation actions to deliver progress on our long-term margin journey. We expect to continue strategically adjusting our costs and inventory to protect earnings power and cash flow, while preserving our innovation and brand activation focused growth investments.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
“Our financial focus is to generate cash, strengthen our balance sheet and expand margins, all supporting the Company’s focus on long term growth and value creation.”

The Company will review its planning scenario, including the current estimated tariff impact net of price and supply chain adjustments, on today’s earnings call. The 2025 EPS for management’s base planning scenario is $3.45 (+/- $0.10) on a GAAP basis and approximately $4.65 on an adjusted basis. The Company is targeting annual free cash flow* to approximate $600 million. The gross annualized tariff impact is currently estimated to be approximately $800 million, which carries an assumption for country tariffs that includes July policy changes. Net of price adjustments and supply shifts the negative 2025 EPS impact is expected to be approximately $0.65 reflecting the timing and costs required to implement mitigation countermeasures. Management will review these planning assumptions in more detail during the earnings call this morning and provide context on scenario planning.

The difference between the 2025 GAAP and the adjusted EPS* planning assumption range is approximately $1.10 to $1.30, consisting primarily of charges related to the supply chain transformation under the Global Cost Reduction Program and cost actions.

Non-GAAP Adjustments
Total pre-tax non-GAAP adjustments in the second quarter of 2025 were $83.0 million, primarily related to a voluntary retirement program and footprint actions and other costs related to the supply chain transformation. Gross profit included $20.0 million of charges, while SG&A included $52.6 million. Other, net included a net benefit of $8.4 million, and Restructuring included $18.8 million of charges.

Earnings Webcast
Stanley Black & Decker will host a webcast with investors today, July 29, 2025, at 8:00 am ET. A slide presentation, which will accompany the call, will be available on the "Investors" section of the Company’s website at www.stanleyblackanddecker.com/investors and will remain available after the call. The call will be available through a live, listen-only webcast or teleconference. Links to access the webcast, register for the teleconference, and view the accompanying slide presentation will be available on the "Investors" section of the Company’s website, www.stanleyblackanddecker.com/investors under the subheading "News & Events." A replay will also be available two hours after the call and can be accessed on the “Investors” section of Stanley Black & Decker’s website.

About Stanley Black & Decker
Founded in 1843 and headquartered in the USA, Stanley Black & Decker (NYSE: SWK) is a worldwide leader in Tools and Outdoor, operating manufacturing facilities globally. The Company's approximately 48,000 employees produce innovative end-user inspired power tools, hand tools, storage, digital jobsite
*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
solutions, outdoor and lifestyle products, and engineered fasteners to support the world’s builders, tradespeople and DIYers. The Company's world class portfolio of trusted brands includes DEWALT®, CRAFTSMAN®, STANLEY®, BLACK+DECKER®, and Cub Cadet®. To learn more visit: www.stanleyblackanddecker.com or follow Stanley Black & Decker on Facebook, Instagram, LinkedIn and X.

Investor Contacts:

Dennis Lange	Christina Francis
Vice President, Investor Relations	Director, Investor Relations
dennis.lange@sbdinc.com	christina.francis@sbdinc.com
(860) 827-3833	(860) 438-3470

Media Contacts:

Debora Raymond
Vice President, Public Relations
debora.raymond@sbdinc.com
(203) 640-8054

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
Non-GAAP Financial Measures
Organic revenue or organic sales is defined as the difference between total current and prior year sales less the impact of companies acquired and divested in the past twelve months, foreign currency fluctuations, and transfers of product lines between segments. Organic revenue growth, organic sales growth or organic growth is organic revenue or organic sales divided by prior year sales. Gross profit is defined as sales less cost of sales. Gross margin is gross profit as a percent of sales. Segment profit is defined as sales less cost of sales and selling, general and administrative (“SG&A”) expenses (aside from corporate overhead expense). Segment margin is segment profit as a percent of sales. EBITDA is earnings before interest, taxes, depreciation and amortization. EBITDA margin is EBITDA as a percent of sales. Gross profit, gross margin, SG&A, segment profit, segment margin, earnings, EBITDA and EBITDA margin are adjusted for certain gains and charges, such as environmental charges, supply chain transformation costs, voluntary retirement program costs, acquisition and divestiture-related items, asset impairments, restructuring, and other adjusting items. Management uses these metrics as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Adjusted earnings per share or adjusted EPS, is diluted GAAP EPS excluding certain gains and charges. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners and is useful information for investors. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. The Non-GAAP financial measures are reconciled to GAAP on pages 13 through 18 and in the appendix to the earnings conference call slides available at http://www.stanleyblackanddecker.com/investors. The Company considers the use of the Non-GAAP financial measures above relevant to aid analysis and understanding of the Company’s results, business trends and outlook measures aside from the material impact of certain gains and charges and ensures appropriate comparability to operating results of prior periods.

The Company provides expectations for the non-GAAP financial measures of full-year 2025 adjusted EPS, presented on a basis excluding certain gains and charges, as well as 2025 free cash flow. Forecasted full-year 2025 adjusted EPS is reconciled to forecasted full-year 2025 GAAP EPS under “2025 Planning Assumptions”. Consistent with past methodology, the forecasted full-year 2025 GAAP EPS excludes the impacts of potential acquisitions and divestitures, future regulatory changes or strategic shifts that could impact the Company's contingent liabilities or intangible assets, respectively, potential future cost actions in response to external factors that have not yet occurred, and any other items not specifically referenced under “2025 Planning Assumptions”. A reconciliation of forecasted free cash flow to its most directly comparable GAAP estimate is not available without unreasonable effort due to high variability and difficulty in predicting items that impact cash flow from operations, which could be material to the Company’s results in accordance with U.S. GAAP. The Company believes such a reconciliation would also imply a degree of precision that is inappropriate for this forward-looking measure.

The Company also provides multi-year strategic goals for the non-GAAP financial measures of adjusted gross margin, presented on a basis excluding certain gains and charges. A reconciliation for these non-GAAP measures is not available without unreasonable effort due to the inherent difficulty of forecasting the timing and/or amount of various items that have not yet occurred, including the high variability and low visibility with respect to certain gains or charges that would generally be excluded from non-GAAP financial measures and which could be material to the Company’s results in accordance with U.S. GAAP. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future multi-year periods and cannot be accomplished without unreasonable effort. The Company believes such a reconciliation would also imply a degree of precision that is inappropriate for these forward-looking measures.

Exhibit 99.1
CAUTIONARY STATEMENT
CONCERNING FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any goals, projections, guidance or planning assumptions or scenarios regarding earnings, EPS, income, revenue, margins or margin expansion, costs and cost savings, sales, sales growth, profitability, cash flow or other financial items; any statements of the plans, strategies and objectives of management for future operations, including expectations around our ongoing transformation; future market share gain, shareholder returns, any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of beliefs, plans, intentions or expectations; any statements and assumptions or scenarios regarding possible tariff and tariff impact projections and related mitigation plans (including price actions, supply chain adjustments and timing expectations related to such plans); and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among others, the words “may,” “will,” “estimate,” “intend,” “could,” “project,” “plan,” “continue,” “believe,” “expect,” “anticipate”, “run-rate”, “annualized”, “forecast”, “commit”, “goal”, “target”, “design”, “on track”, “position or positioning”, “guidance,” “aim,” “looking forward,” “multi-year” or any other similar words.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company's filings with the Securities and Exchange Commission.

Important factors that could cause the Company's actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, among others, the following: (i) successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services; (ii) macroeconomic factors, including global and regional business conditions, commodity availability and prices, inflation and deflation, interest rate volatility, currency exchange rates, and uncertainties in the global financial markets; (iii) laws, regulations and governmental policies affecting the Company's activities in the countries where it does business or sources supply inputs, including those related to, taxation, data privacy, anti-bribery, anti-corruption, government contracts, and trade controls, including but not limited to, tariffs, import and export controls, raw material and rare earth related controls and other monetary and non-monetary trade regulations or barriers; (iv) the Company’s ability to predict the timing and extent of any trade related regulations, clearances, restrictions, including but not limited to, trade barriers, tariffs, raw material and rare earth related controls, as well as its ability to successfully assess the impact to its business of, and mitigate or respond to, such macroeconomic or trade, tariff and raw material and rare earth import/export control changes or policies (including, but not limited to, the Company’s ability to obtain price increases from its customers and complete effective supply chain adjustments within anticipated time frames and ability to obtain rare earth related supply clearances); (v) the economic, political, cultural and legal environment in Europe and the emerging markets in which the Company generates sales, particularly Latin America and China; (vi) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures; (vii) pricing pressure and other changes within competitive markets; (viii) availability and price of raw materials, rare earth materials, component parts, freight, energy, labor and sourced finished goods; (ix) the impact that the tightened credit markets may have on the Company or its customers or suppliers; (x) the extent to which the Company has to write off accounts receivable, inventory or other assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; (xi) the Company's ability to identify and effectively execute productivity improvements and cost reductions; (xii) potential business, supply chain and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, natural disasters or pandemics, sanctions, political unrest, war or terrorism, including the conflicts between Russia and Ukraine, and Israel and Hamas, and tensions or conflicts in South Korea, China, Taiwan and the Middle East; (xiii) the continued consolidation of customers, particularly in consumer channels, and the Company’s continued reliance on significant customers; (xiv) managing franchisee relationships; (xv) the impact of poor weather conditions and climate change and risks related to the transition to a lower-carbon economy, such as the Company's ability to successfully adopt new technology, meet market-driven demands for carbon neutral and renewable energy technology, or to comply with changes in environmental regulations or requirements, which may be more stringent and complex, impacting its manufacturing facilities and business operations as well as remediation plans and costs relating to any of its current or former locations or other sites; (xvi) maintaining or improving production rates in the Company's manufacturing facilities (including leveraging its North American footprint in connection with tariff mitigation), responding to significant changes in customer preferences or expectations, product demand and fulfilling demand for new and existing products, and learning, adapting and integrating new technologies into products, services and processes; (xvii) changes in the competitive landscape in the Company's markets; (xviii) the Company's non-U.S. operations, including sales to non-U.S. customers; (xix) the Company’s ability to predict the extent or timing of, and impact from, demand changes within domestic or world-wide markets associated with construction, homebuilding and remodeling, aerospace, outdoor, engineered fastening, automotive and other markets which the Company serves; (xx) potential adverse developments in new or pending litigation and/or government investigations; (xxi) the incurrence of debt and changes in the Company's ability to obtain debt on commercially reasonable terms and at competitive rates; (xxii) substantial pension and other postretirement benefit obligations; (xxiii) potential regulatory liabilities, including environmental, privacy, data breach, workers compensation and product liabilities; (xxiv) attracting, developing and retaining senior management and other key employees, managing a workforce in many jurisdictions, labor shortages, work stoppages or other labor disruptions; (xxv) the Company's ability to keep abreast with the pace of technological change; (xxvi) changes in accounting estimates; (xxvii) the Company’s ability to protect its intellectual property rights and to maintain its public reputation and the strength of its brands; (xxviii) critical or negative publicity, including on social media, whether or not accurate, concerning the Company’s brands, products, culture, key employees or suppliers, or initiatives, and the Company’s handling of divergent stakeholder expectations regarding the same, and (xxix) the Company’s ability to implement, and achieve the expected benefits (including cost savings and reduction in working capital) from its Global Cost Reduction Program including: continuing to advance innovation, electrification and global market penetration to achieve mid-single digit organic revenue growth; streamlining and simplifying the organization, and investing in initiatives that more directly impact the Company's customers and end

Exhibit 99.1
users; returning adjusted gross margins* to historical 35%+ levels by accelerating the supply chain transformation to leverage material productivity, drive operational excellence, rationalize manufacturing and distribution networks, including consolidating facilities and optimizing the distribution network, and reduce complexity of the product portfolio; improving fill rates and matching inventory with customer demand; prioritizing cash flow generation and inventory optimization; delivering operational excellence through efficiency, simplified organizational design; and reducing complexity through platforming products and implementing initiatives to drive a SKU reduction.

Additional factors that could cause actual results to differ materially from forward-looking statements are set forth in the Annual Report on Form 10-K and in the Quarterly Reports on Form 10-Q, including under the headings “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Consolidated Financial Statements and the related Notes, and other filings with the Securities and Exchange Commission.

Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents that are incorporated by reference herein speak only as of the date of those documents. The Company does not undertake any obligation or intention to update or revise any forward-looking statements, whether as a result of future events or circumstances, new information or otherwise, except as required by law.